EXHIBIT 1
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                             JOINT FILING AGREEMENT
                             -----------------------

                  In accordance with Rule 13d-1 (f) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with all other Reporting Entities (as such term is defined in the Schedule 13G) on behalf of each of them of a statement on Schedule 13G (including amendments thereto) with respect to the Common Stock, $0.20 par value per share, of Evans & Sutherland Computer Corporation, and that this Agreement be included as an Exhibit to such joint filing. This Agreement may be executed in any number of counterparts all of which taken together shall constitute one and the same instrument.

                  IN WITNESS WHEREOF, the undersigned hereby execute this Agreement this 18th day of November, 1999.


                                        EQSF ADVISERS, INC.

                                        BY:/S/   MARTIN J. WHITMAN
                                        --------------------------
                                        Martin J. Whitman
                                        Chairman, and Chief Executive Officer


                                         M. J. WHITMAN ADVISERS, INC.

                                         BY:/S/ MARTIN J. WHITMAN
                                         -------------------------
                                         Martin J. Whitman
                                         Chairman and Chief Executive Officer


                                          /S/MARTIN J. WHITMAN
                                          --------------------
                                          Martin J. Whitman